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                                                               EXHIBIT 23(i)-2


                           DAVIS, GRAHAM & STUBBS LLP
                         A Limited Liability Partnership
                                Attorneys at Law

                                 370 17th Street
                                   Suite 4700
                                Denver, CO 80202
                            303-892-9400 (telephone)
                            303-893-1379 (facsimile)

                                  June 14, 1999

Berger Investment Portfolio Trust
210 University Blvd., Suite 900
Denver, Colorado 80206

          Re: Berger Small Company Growth Fund -- Institutional Shares Berger New Generation Fund -- Institutional Shares

Ladies and Gentlemen:

          We have acted as counsel to Berger Investment Portfolio Trust, a Delaware business trust (the "Trust"), and are providing this opinion in connection with the registration by the Trust of the class of shares of beneficial interest, $.01 par value, known as Institutional Shares (the "Institutional Shares"), of each of the Berger Small Company Growth Fund and the Berger New Generation Fund (the "Funds"), two series of the Trust, described in Post-Effective Amendment No. 21 to the Registration Statement on Form N1-A of the Trust (1933 Act File No. 33-69460; 1940 Act File No. 811-8046), as filed with the Securities and Exchange Commission on June 14, 1999 (the "Registration Statement").

          In such connection, we have examined the Trust's Trust Instrument and Bylaws, the proceedings of its Trustees relating to the authorization, issuance and proposed sale of the Institutional Shares, and considered such other records and documents and such factual and legal matters as we deemed appropriate for purposes of this opinion.

          Based on the foregoing, it is our opinion that the Institutional Shares have been duly authorized and, when sold as contemplated in the Registration Statement, including receipt by the relevant Fund of full payment for the Institutional Shares and compliance with the Securities Act of 1933, the Investment Company Act of 1940 and applicable state law regulating the offer and sale of securities, will be validly issued, fully paid and non-assessable Institutional Shares of such Fund and the Trust.

          We hereby consent to all references to this firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the references to our firm in the Registration Statement, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,

                                  DAVIS, GRAHAM & STUBBS LLP